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                                                                     Exhibit 4.1

                       THE GOODYEAR TIRE & RUBBER COMPANY

                       FLOATING RATE SENIOR NOTES DUE 2009
                          8.625% SENIOR NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                               November 16, 2006

GOLDMAN, SACHS & CO.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the "Purchaser") an aggregate of $500.0 million principal amount of Floating Rate Senior Notes due 2009 (the "Floating Rate Notes") and $500.0 million principal amount of 8.625% Senior Notes due 2011 (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "Securities"). The Securities will be issued pursuant to an indenture (the "Indenture") to be dated as of November 21, 2006, among the Company, the subsidiary guarantors signatory hereto (the "Subsidiary Guarantors") and Wells Fargo Bank, N.A., as trustee (the "Trustee") and will be guaranteed on an unsecured senior basis by each of the Subsidiary Guarantors (the "Guarantees"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pricing Circular (as defined below).

The sale of the Securities to the Purchaser will be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act.

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1.   The Company and each of the Subsidiary Guarantors, jointly and severally, represent and warrant to, and agree with, the Purchaser that:

     (a) A preliminary offering circular, dated November 16, 2006 (the "Preliminary Offering Circular") and an offering circular, dated November 16, 2006 (the "Offering Circular"), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to the "Pricing Circular". Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K) on or prior to the date of such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date (excluding information furnished under Item 2.02 or 7.01 of any current report on Form 8-K) and (ii) any Additional Issuer Information (as defined in Section 5(g)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto, are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Goldman, Sachs & Co. expressly for use therein;

     (b) For the purposes of this Agreement, the "Applicable Time" is 4:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule II hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule I(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not


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          include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by Goldman, Sachs & Co. expressly for use therein;

     (c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock (other than issuances pursuant to equity incentive plans) or increase in long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Pricing Circular. As used in this Agreement, a "subsidiary" of any person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by: (i) such person, (ii) such person and one or more subsidiaries of such person or (iii) one or more subsidiaries of such person;

     (d) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Circular or (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) such as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a "Material Adverse Effect") or (iv) "Permitted Liens" as defined in the Indenture; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole in any material respect;

     (e) The Company and its subsidiaries own, license or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, license or otherwise possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses


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          will not conflict in any respect with any such rights of others, and the Company and, to the best of the Company's knowledge, its subsidiaries, have not received written notice of any claim of infringement of or conflict with any such rights of others, except in each case such conflicts or infringements that, if adversely determined against the Company or any of its subsidiaries, would not reasonably be expected to have a Material Adverse Effect;

     (f) The financial statements and the related notes thereto included in the Pricing Circular present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, in each case, on a consolidated basis; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Pricing Circular has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;

     (g) Since the date of the latest audited financial statements of the Company included in the Pricing Circular, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than as set forth in the Pricing Circular;

     (h) Each of the Company and the Subsidiary Guarantors has been duly organized and is validly existing and in good standing under the laws of their respective jurisdictions of organization, with all requisite power and authority (corporate and other) necessary to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability that is material to the Company and its subsidiaries taken as a whole by reason of the failure to be so qualified or in good standing in any such jurisdiction;

     (i) The Company has an authorized capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each significant subsidiary (for purposes of this Section, as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Pricing Circular) the capital stock or other equity interests of each Subsidiary Guarantor and each significant subsidiary is owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than those which are "Permitted Liens" as defined in the Indenture. Except as described in the Pricing Circular, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its significant subsidiaries;


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     (j)  Each of the Company and the Subsidiary Guarantors has full right, corporate or limited liability company power, as applicable, and authority to execute and deliver, as applicable, this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities (as defined in the Indenture) (including the related guarantees) and the Registration Rights Agreements each dated as of the Time of Delivery among the Company, the Subsidiary Guarantors and the Purchaser (the "Registration Rights Agreements" and together with this Agreement, the Securities, the Exchange Securities (including the related guarantees) and the Indenture (including each Guarantee set forth therein), the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate or limited liability company action, as applicable, required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

     (k) The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles regardless of whether considered in a proceeding in equity or at law (collectively, the "Enforceability Exceptions"), and as of the Time of Delivery, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission applicable to an indenture qualified thereunder;

     (l) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

     (m) As of the Time of Delivery, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed, authenticated, issued and delivered in accordance with the Indenture and the Registration Rights Agreements, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Subsidiary Guarantors, as guarantor, enforceable against the Company and each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

     (n) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors; and the Registration Rights Agreements have been duly


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          authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with their terms by each of the parties thereto, will constitute valid and legally binding agreements of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy. There are no other persons with registration rights or similar rights to have any securities of the Company or the Subsidiary Guarantors other than the Securities registered under a registration statement filed under the Securities Act;

     (o) Each Transaction Document conforms in all material respects to the description thereof contained in the Pricing Circular and the Offering Circular;

     (p) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities as described in the Pricing Circular) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

     (q) Prior to the date hereof, neither the Company nor any of its affiliates (as defined in Rule 144 under the Securities Act) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

     (r) The execution, delivery and performance by each of the Company and the Subsidiary Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and the compliance by each of the Company and the Subsidiary Guarantors with all of the provisions of the Transaction Documents, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of the Subsidiary Guarantors or (iii) result in any violation of any law or statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and
          (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Purchaser and (ii) the filing of a registration statement pursuant to the Securities Act by the Company with the Commission pursuant to the Registration Rights Agreements;

     (s) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, (ii) in default in the performance or observance of any obligation,


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          covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or
          (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for any default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (t) The statements set forth in the Pricing Circular and the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, and under the caption "Certain United States Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

     (u) Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, which would be required to be disclosed in the Company's Annual Report on Form 10-K if such report were filed on the date hereof; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (v) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

     (w)  The Company is subject to Section 13 or 15(d) of the Exchange Act;

     (x) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities, none of them will be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

     (y) Neither the Company, nor any person acting on its or their behalf (other than the Purchaser, or any persons acting on its behalf, as to which no representation is made), has (i) offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S;

     (z) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons


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          contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

     (aa) PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder;

     (bb) The Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings) and filed all tax returns required to be paid or filed through the date hereof, except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Pricing Circular or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

     (cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Circular, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Pricing Circular or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

     (dd) Except as described in the Pricing Circular, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, in each case that would be reasonably expected to have a Material Adverse Effect;

     (ee) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (ff) Except as would not reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of


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          the Company and its affiliates is in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, except as set forth in the Pricing Circular, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, and no "accumulated funding deficiency" as defined in
          Section 412 of the Code has been incurred, whether or not waived;

     (gg) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that
          (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (hh) Other than as set forth in the Pricing Circular, since the date of the latest audited financial statements included in the Pricing Circular, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

     (ii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and

     (jj) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations; and neither the Company nor, to the best of the Company's knowledge, any of the Company's subsidiaries, has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

     (kk) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the

          Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

     (ll) On and immediately after the Time of Delivery, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Pricing Circular and the Offering Circular) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) (which liabilities are calculated for purposes of this representation in the manner used in the preparation of the Company's consolidated financial statements) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business (assuming the ability to refinance existing obligations in the normal course of business);
          (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Pricing Circular and the Offering Circular, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature (assuming the ability to refinance existing obligations in the normal course of business); and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged;

     (mm) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act; and

     (nn) Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchaser, the offer, resale and delivery of the Securities by the Purchaser in the manner contemplated by this Agreement and the Pricing Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 97.7% of the principal amount thereof, in the case of the Floating Rate Notes, and 98.7% of the principal amount thereof, in the case of the Fixed Rate Notes, in each case, plus accrued interest from November 21, 2006 to the Time of Delivery hereunder, the Securities.

3. Upon the authorization by you of the release of the Securities, the Purchaser proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser hereby represents and warrants to, and agrees with the Company that:

     (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

     (b) It is an Institutional Accredited Investor within the meaning of Rule 501(a) under the Act;

     (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act; and

     (d) It acknowledges that the Securities have not been registered under the Securities Act and may not be sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

4. (a) The Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co. against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the form of certificates representing the applicable Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 21, 2006 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 8(h) hereof, will be delivered at such time and date at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.

5. The Company and each of the Subsidiary Guarantors, jointly and severally, agree with the Purchaser:

     (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the offering and resale of the Securities, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation, (ii) to file a general consent to service of process in any jurisdiction or (iii) to take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject;

     (c) To furnish the Purchaser with written and electronic copies of the Offering Circular and each amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of (i) the expiration of nine months after the date of the Offering Circular and (ii) completion of the resale of the Securities by the Purchaser, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable (as determined by the Company) during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

     (d)  To advise the Purchaser promptly, and confirm such advice in writing,
          (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Offering Circular or the initiation or threatening of any proceeding for that purpose and (ii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Offering Circular or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;

     (e) During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any debt securities issued or guaranteed by the Company or any of the Subsidiary Guarantors that are substantially similar to the Securities without your prior written consent;

     (f) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under
          Section 8 of the Investment Company Act;

     (g) So long as the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

     (h) If requested by you, to use its commercially reasonable efforts to cause the Securities to be eligible for THE PORTALsm trading system of the National Association of Securities Dealers, Inc. and for clearance and settlement through DTC;

     (i) Except if such information is available on the website of either the Company or the Commission, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its shareholders consolidated unaudited summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (j) During a period of two years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

     (k) During the period of two years after the Time of Delivery, not to, and not to permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

     (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption "Use of Proceeds";

     (m) To not, and not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

     (n) To not, and not permit any of its affiliates or any other person acting on its or their behalf (other than the Purchaser, as to which no covenant is given) (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S; and

     (o) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

6. (a) The Company and each Subsidiary Guarantor, jointly and severally, represent and agree that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a "Company Supplemental Disclosure Document");

     (b) the Purchaser represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a "free writing prospectus," as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a "Purchaser Supplemental Disclosure Document"); and

     (c) any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule I(b) hereto.

7. The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation and printing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Guarantees, the Registration Rights Agreements, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTALsm and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by the Purchaser, and any advertising expenses connected with any offers they may make.

8. The obligations of the Purchaser hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Subsidiary Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Subsidiary Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Cravath, Swaine & Moore LLP, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated as of the Time of Delivery with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (b) C. Thomas Harvie, Esq., Senior Vice President, General Counsel and Secretary of the Company, Covington & Burling, counsel for the Company, and Fasken Martineau DuMoulin LLP, counsel for Goodyear Canada, Inc., shall have furnished to you their written opinion, dated as of the Time of Delivery in form and substance satisfactory to you, substantially in the forms set forth in Annex II hereto;

     (c) On the date of the Offering Circular prior to the execution of this Agreement and also as of the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, substantially in the form set forth in Annex III hereto;

     (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock (other than issuances pursuant to equity incentive plans) or increase in long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any change, or any development that would reasonably be expected to result in a change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (e) From immediately prior to the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, and (ii) neither Moody's Investors Service, Inc. or Standard & Poor's Ratings Group shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (f) From immediately prior to the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
          (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;
          (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

     (g)  The Securities have been designated for trading on PORTALsm;

     (h) The Company shall have furnished or caused to be furnished to you as of the Time of Delivery the certificate of an officer of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors herein at and as of the Time of Delivery, as to the performance by the Company and the Subsidiary Guarantors of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (d) and (e) of this Section and as to such other matters as you may reasonably request; and

     (i) The Purchaser shall have received as of the Time of Delivery counterparts of the Registration Rights Agreements that shall have been executed and delivered by a duly authorized officer of the Company and each of the Subsidiary Guarantors.

9. (a) The Company and each of the Subsidiary Guarantors, jointly and severally, will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and each of the Subsidiary Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by the Purchaser through Goldman, Sachs & Co. expressly for use therein.

     (b) The Purchaser will indemnify and hold harmless the Company and each of the Subsidiary Guarantors against any losses, claims, damages or liabilities to which the Company or any of the Subsidiary Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
          (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

     (e) The obligations of the Company and the Subsidiary Guarantors under this Section 9 shall be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 9 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Subsidiary Guarantors and to each person, if any, who controls the Company within the meaning of the Act.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Subsidiary Guarantors and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, or the Company, or the Subsidiary Guarantors, or any officer or director or controlling person of the Company, or the Subsidiary Guarantors, and shall survive delivery of and payment for the Securities.

11. If the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Subsidiary Guarantors will reimburse the Purchaser through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Subsidiary Guarantors shall then be under no further liability to the Purchaser except as provided in Sections 7 and 9 hereof.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; and if to any Subsidiary Guarantor, shall be delivered or sent by mail, telex or facsimile transmission care of the Company.

12. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company, the Subsidiary Guarantors and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company, the Subsidiary Guarantors and each person who controls the Company, the Subsidiary Guarantors or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

13. The Company and each Subsidiary Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Subsidiary Guarantors, on the one hand, and the Purchaser, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Subsidiary Guarantor,
     (iii) the Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company or any Subsidiary Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or any Subsidiary Guarantor on other matters) or any other obligation to the Company or any Subsidiary Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and each Subsidiary Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Subsidiary Guarantor agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Subsidiary Guarantor, in connection with such transaction or the process leading thereto.

14. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Subsidiary Guarantors and the Purchaser, or any of them, with respect to the subject matter hereof.

15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. The Company, the Subsidiary Guarantors and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

18. Notwithstanding anything herein to the contrary, the Company (and the Company's employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchaser imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax treatment" means U.S. federal and state income tax treatment, and "tax structure" is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Purchaser plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of the Purchaser, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser, the Company and the Subsidiary Guarantors.

                                        Very truly yours,

                                        THE GOODYEAR TIRE & RUBBER COMPANY


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Senior Vice President,
                                               Business Development and
                                               Treasurer

                              [Purchase Agreement]

                                        SUBSIDIARY GUARANTORS

                                        BELT CONCEPTS OF AMERICA, INC.


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        CELERON CORPORATION


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                       COSMOFLEX, INC.


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        DAPPER TIRE CO, INC.


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President

                              [Purchase Agreement]

                                        DIVESTED COMPANIES HOLDING COMPANY


                                        By: /s/ Ronald J. Carr
                                            ------------------------------------
                                        Name: Ronald J. Carr
                                        Title: Vice President


                                        By: /s/ Randall M. Loyd
                                            ------------------------------------
                                        Name: Randall M. Loyd
                                        Title: Vice President


                                        DIVESTED LITCHFIELD PARK PROPERTIES,
                                        INC.


                                        By: /s/ Ronald J. Carr
                                            ------------------------------------
                                        Name: Ronald J. Carr
                                        Title: Vice President


                                        By: /s/ Randall M. Loyd
                                            ------------------------------------
                                        Name: Randall M. Loyd
                                        Title: Vice President

                              [Purchase Agreement]

                                        GOODYEAR CANADA INC.


                                        By: /s/ J. S. Coulter
                                            ------------------------------------
                                        Name: J. S. Coulter
                                        Title: President


                                        By: /s/ D. S. Hamilton
                                            ------------------------------------
                                        Name: D. S. Hamilton
                                        Title: Secretary


                                        GOODYEAR ENGINEERED PRODUCTS
                                        INTERNATIONAL INC.


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        GOODYEAR ENGINEERED PRODUCTS THAILAND
                                        INC.


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        GOODYEAR FARMS, INC.


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President

                              [Purchase Agreement]

                                        GOODYEAR INTERNATIONAL CORPORATION


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        GOODYEAR WESTERN HEMISPHERE CORPORATION


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        THE KELLY-SPRINGFIELD TIRE CORPORATION


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        WHEEL ASSEMBLIES INC.


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President


                                        WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC


                                        By: /s/ Darren R. Wells
                                            ------------------------------------
                                        Name: Darren R. Wells
                                        Title: Vice President

                              [Purchase Agreement]

                                        WINGFOOT VENTURES EIGHT INC.


                                        By: /s/ Randall M. Loyd
                                            ------------------------------------
                                        Name: Randall M. Loyd
                                        Title: Vice President

                              [Purchase Agreement]

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.


BY /s/ Goldman, Sachs & Co.
   ----------------------------------
   (Goldman, Sachs & Co.)

                              [Purchase Agreement]

                                   SCHEDULE I

(a)  Additional Documents Incorporated by Reference: None.

(b)  Approved Supplemental Disclosure Documents: None.

                                   SCHEDULE II

                              FLOATING RATE NOTES:

Issuer:                               Goodyear Tire & Rubber Company
Ratings:                              B2 / B-
Security:                             Senior Floating Rate Notes
Distribution:                         144A / Reg S with Registration Rights
Maturity:                             December 1, 2009
Face Amount:                          $500,000,000
Gross Proceeds:                       $495,000,000
Coupon:                               6mL + 375
Price:                                99.000%
Settlement Date:                      November 21, 2006.(T+3)
Accrued Interest:                     Flat
Interest Payment Dates:               June 1st and December 1st
                                      beginning June 1, 2007
Redemption:                           Callable for life at 100.00%
Sole Book Running Manager:            Goldman Sachs
Co-Managers                           BNP Paribas Securities Corp., Deutsche Bank Securities Inc.
Bond Identifiers:            144A:    CUSIP: 382550 AV 3
                                      ISIN:  US382550AV33
                             Reg S:   CUSIP: U38255 AL 6
                                      ISIN:  USU38255AL67

                                      FIXED RATE NOTES:

Issuer:                               Goodyear Tire & Rubber Company
Ratings:                              B2 / B-
Security:                             Senior Notes
Distribution:                         144A / Reg S with Registration Rights
Maturity:                             December 1, 2011
Face Amount:                          $500,000,000
Gross Proceeds:                       $500,000,000
Coupon:                               8.625%
Price:                                100.000%
Yield:                                8.625%
Settlement Date:                      November 21, 2006.(T+3)
Accrued Interest:                     Flat

Interest Payment Dates:               June 1st and December 1st
                                      beginning June 1, 2007
Redemption:                           Beginning December 1, 2009:
                                      December 1, 2009 104.313%
                                      December 1, 2010 102.156%
                                      December 1, 2011 100.000%
Equity Clawback:                      Prior to December 1, 2009 may redeem up to 35.00% at: 108.625%
Spread to Treasury:                   + 395
Reference Treasury:                   4.625% UST due 10/2011
Sole Book Running Manager:            Goldman Sachs
Co-Managers                           BNP Paribas Securities Corp., Deutsche Bank Securities Inc.
Bond Identifiers:            144A:    CUSIP: 382550 AW 1
                                      ISIN:  US382550AW16

                             Reg S:   CUSIP: U38255 AM 4
                                      ISIN:  USU38255AM41

                                                                         ANNEX I

(1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in this paragraph have the meanings given to them by Regulation
     S.

     The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3) The Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                                                                        ANNEX II

   [FORMS OF OPINION OF FASKEN MARTINEAU DUMOULIN LLP, C. THOMAS HARVIE, ESQ.,
                            AND COVINGTON & BURLING]

                                                                       ANNEX III

                         [FORM OF COMFORT LETTER OF PWC]